Investment Company Act of 1940 File No.  811-7440

                         Securities And Exchange Commission
                             Washington, D.C. 20549

                                  Form N-1A

        Registration Statement Under The Investment Company Act Of 1940     /X/
                        Amendment No. 8

                            Dimensional Emerging Markets Fund Inc.
                      (Exact Name of Registrant as Specified in Charter)

                                1299 Ocean Avenue, 11th Floor
                                Santa Monica, California 90401
                           (Address of Principal Executive Offices)
                                        (310) 395-8005
                     (Registrant's Telephone Number, including Area Code)

                                       Irene R. Diamant
                                Dimensional Fund Advisors Inc.
                                1299 Ocean Avenue, 11th Floor
                                Santa Monica, California 90401
                           (Name and Address of Agent for Service)

                           Please Send Copies of Communications to:
                                    Stephen W. Kline, Esq.
                            Stradley, Ronon, Stevens & Young, LLP
                                Great Valley Corporate Center
                                   30 Valley Stream Parkway
                                      Malvern, PA 19355
                                        (610) 640-5801

                            DIMENSIONAL EMERGING MARKETS FUND INC.

                                            Part A

                                      September 18, 1998


        Introduction

               DIMENSIONAL EMERGING MARKETS FUND INC. (the "Fund"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, (310) 395-8005, is an open-end management investment company whose shares are offered to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through investment in "emerging market" equity securities. The investment objective of the Fund is a fundamental policy and may not be changed without the affirmative vote of a majority of the Fund's outstanding securities.

               Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended ("Securities Act"). This Part A of the Fund's registration statement ("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

                                TABLE OF CONTENTS
                                                                     Page

DIMENSIONAL EMERGING MARKETS FUND INC.................................3
     Investment Objective and Policies................................3
     Fund Characteristics and Policies................................3
     Portfolio Structure..............................................5

SECURITIES LOANS......................................................6

RISK FACTORS..........................................................6
     Foreign Securities...............................................6
     Investing in Emerging Markets....................................7
     Foreign Currencies and Related Transactions......................8
     Borrowing........................................................9
     Portfolio Strategies.............................................9
     Futures Contracts and Options on Futures.........................9
     Repurchase Agreements...........................................10

MANAGEMENT OF THE FUND...............................................10
     Consulting Services.............................................11
     Administrative Services.........................................11
     Directors and Officers..........................................11

DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES.....................11

PURCHASE OF SHARES...................................................13
            In-Kind Purchases........................................14

VALUATION OF SHARES..................................................14
            Public Offering Price....................................16

DISTRIBUTION.........................................................16

EXCHANGE OF SHARES...................................................17

REDEMPTION OF SHARES.................................................17

GENERAL INFORMATION..................................................18

                            DIMENSIONAL EMERGING MARKETS FUND INC.

    Investment Objective and Policies

          The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities. The Fund operates as a diversified investment company and seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of Dimensional Fund Advisors Inc. (the "Advisor")
    ("Approved Markets"). The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter ("OTC") markets. These exchanges or OTC markets may be either within or outside the issuer's domicile country, and the securities may be listed or traded in the form of International Depository Receipts ("IDRs") or American Depository Receipts ("ADRs").

          The Fund seeks to achieve its objective by investing in emerging market equity securities which are deemed by the Advisor to be value stocks at the time of purchase. Securities are considered value stocks primarily because they have a high book value in relation to their market value (a "high book to market ratio"). In measuring value, the Advisor may consider additional factors such as cash flow, economic conditions and developments in the issuer's industry. No assurance can be given that the Fund's investment objective will be achieved.

    Fund Characteristics and Policies

          The Fund may not invest in all such companies or Approved Markets described above for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and the Fund's policy not to invest more than 25% of its assets in any one industry.

          Under normal market conditions, the Fund will invest at least 65% of its assets in Approved Market equity securities that are deemed by the Advisor to be value stocks at the time of purchase. Approved Market securities are defined to be (a) securities of companies organized in a country in an Approved Market or for which the principal trading market is in an Approved Market, (b) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (c) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets, (d) securities of companies that derive at least 50% of their revenues primarily from either goods or services produced in Approved Markets or sales made in Approved Markets and (e) Approved Markets equity securities in the form of depositary shares. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities so long as the Advisor believes at the time of investment that the value of the company's securities will reflect principally conditions in Approved Markets.

          In determining what countries have emerging markets, the Fund will consider among other things, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International Finance Corporation, in addition to the criteria described above. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets by the investors of the Fund. Approved emerging markets may not include all such emerging markets.

          As of the date of this Part A, the following countries are designated as Approved Markets: Argentina, Brazil, Chile, Indonesia, Israel, Mexico, Philippines, Portugal, South Korea, Thailand and Turkey. Countries that may be approved in the future include but are not limited to Colombia, Czech Republic, Greece, Hungary, India, Jordan, Nigeria, Pakistan, Poland, Republic of China (Taiwan), Republic of South Africa, Venezuela and Zimbabwe.

          The Fund may invest up to 35% of its assets in securities of issuers that are not Approved Markets securities, but whose issuers the Advisor believes derive a substantial proportion, but less than 50%, of their total revenues from either goods and services produced in, or sales made in, Approved Markets.

          Pending the investment of new capital in Approved Market equity securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.

          The Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited. The Fund may also invest in money market mutual funds for temporary cash management purposes. The Investment Company Act of 1940 limits investment by the Fund in shares of other investment companies to no more than 10% of the value of the Fund's total assets. If the Fund invests in another investment company, the Fund's shareholders will bear not only their proportionate share of expenses of the Fund (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets. The Fund also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.

    Portfolio Structure

          Even though a company's stock may meet the Fund's criterion for investment, it may not be included in the Fund for one or more of a number of reasons. For example, in the Advisor's judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign investment company" (as defined in the Internal Revenue Code of 1986, as amended). To this extent, there will be the exercise of discretion and consideration by the Advisor which would not be present in the management of a portfolio seeking to represent an established index of broadly traded domestic securities (such as the S&P 500 Index.) The Advisor also will exercise discretion in determining the allocation of capital as between Approved Markets.

          Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks which are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the Advisor will prepare lists of eligible value stocks which are eligible for investment. Such list will be revised no less than semi-annually.

          It is management's belief that equity investments offer, over a long term, a prudent opportunity for capital appreciation, but, at the same time, selecting a limited number of such issues for inclusion in the Fund involves greater risk than including a large number of them.

          The Fund does not seek current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Fund do pay dividends. It is anticipated, therefore, that the Fund will receive dividend income.

          Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor's judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

          For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts. The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract. However, there can be no assurance that it will be able in any particular case to do so, in which case the Fund may suffer a loss.

                                       SECURITIES LOANS

          The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund. The value of securities loaned may not exceed 331/3% of the value of the Fund's total assets. In connection with such loans, the Fund will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities. Management believes that this risk can be controlled through careful monitoring procedures.


                                         RISK FACTORS

    Foreign Securities

          The Fund invests in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Fund. Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies. Also, there can be no assurance that the Fund will achieve its investment objective.

          The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

          In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

    Investing in Emerging Markets

          The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets. A number of emerging securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer-term holdings. While the Fund will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund's investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Fund's liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by the Fund is the responsibility of the Fund's Board of Directors, acting in good faith and with advice from the Advisor. (See "VALUATION OF SHARES.") Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.

          Relative to the U.S. and to larger non-U.S. markets, many of the emerging securities markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

          In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

          Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

          The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund's portfolio securities in such markets may not be readily available. The Fund's portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Directors.

          Government involvement in the private sector varies in degree among the emerging securities markets contemplated for investment by the Fund. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of the Fund.

          On September 1, 1998, the Malaysian government announced a series of capital and foreign exchange controls on the Malaysian currency, the ringgit, and on transactions on the Kuala Lampur Stock Exchange, that operate to severely constrain or prohibit foreign investors, including the Fund, from repatriating assets. While there is some confusion in the market concerning the interpretations of these changes, it appears that the Fund will not be permitted to convert the proceeds of the sale of its Malaysian investments into U.S. dollars prior to September 1, 1999.

          As a consequence of these developments, the Fund has stopped trading securities in Malaysia. With respect to the current Malaysian investments owned by the Fund, the Fund is presently valuing the securities in good faith at fair value by discounting the current market prices of the Malaysian securities and discounting the U.S. dollar-ringgit currency exchange rate. Pending further clarification from Malaysian regulatory authorities regarding the controls identified above, the Fund will treat its investments in Malaysian securities as illiquid. As of the date of this Part A, Malaysian securities constitute approximately 6.09% of the Fund's net asset value.

          Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

    Foreign Currencies and Related Transactions

          Investments of the Fund will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund. The Fund may purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of the Fund's securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

    Borrowing

          The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments. When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be "leveraging" and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged. The interest payable on the amount borrowed would increase the Fund's expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

    Portfolio Strategies

          The method employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors.

    Futures Contracts and Options on Futures

          The Fund may invest in index futures contracts and options on index futures. To the extent that the Fund invests in futures contracts and options thereon for other than bona fide hedging purposes, the Fund will not enter into such transactions if, immediately thereafter, the sum of the amount of initial margin deposits and premiums paid for open futures options would exceed 5% of the Fund's total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Certain index futures contracts and options on index futures may be considered to be derivative securities.

          These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund's ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Internal Revenue Code may limit the ability of the Fund to invest in futures contracts and options on futures contracts.

    Repurchase Agreements

          In addition, the Fund may invest in repurchase agreements. In the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                                    MANAGEMENT OF THE FUND

          Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to the Fund. As such, the Advisor is responsible for the management of its assets. Investment decisions for the Fund are made by the Investment Committee of the Advisor which meets on a regular basis and also as needed to consider investment issues. The Investment Committee is composed of certain officers and directors of the Advisor who are elected annually. The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Portfolio securities transactions are placed with a view to obtaining best price and execution and, subject to this goal, may be placed with brokers which have assisted in the sale of the Fund's shares.

          For the fiscal year ended November 30, 1997, (i) the Advisor received a fee for its services from the Fund which, on an annual basis, equaled 0.10% of the average net assets of the Fund; and (ii) the total expenses of the Fund were 0.62% of the Fund's average net assets.

          For its services, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund.

          The Fund bears all of its own costs and expenses, including: services of its independent accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of
    portfolio  securities,   taxes,  insurance  premiums,  costs  incidental  to
    meetings of its shareholders and directors, the cost of filing its registration statements under the federal securities laws and the cost of any filings required under state securities laws, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.

          The Fund may, as is deemed necessary or appropriate, employ administrators in other countries in which it invests. Certain emerging market countries require a local entity to provide administrative services for all direct investments by foreigners. Where required by local law, the Fund intends to retain a local entity to provide such administrative services. The local administrator will be paid a fee by the Fund for its services. Generally, such services will be contracted for through the custodian, or through a foreign sub-custodian located in the particular country.

          The Advisor was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors. Assets under management total approximately $27 billion. David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, and shareholders of the Advisor's outstanding stock, may be deemed controlling persons of the Advisor. The Advisor owns 100% of the outstanding shares of Dimensional Fund Advisors Ltd. ("DFAL") and beneficially owns 100% of DFA Australia Limited. ("DFA Australia") (see "Consulting Services").

    Consulting Services

          The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia, respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Fund.

    Administrative Services

          PFPC Inc. ("PFPC") serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PFPC are subject to supervision by the executive officers and the Board of Directors of the Fund and include administrative services such as day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with its custodian, and transfer and dividend disbursing agency services.

    Directors and Officers

          The Board of Directors is responsible for establishing Fund policies and for overseeing the management of the Fund. Information as to the Directors and officers of the Fund is set forth in Part B of the Fund's Registration Statement, the statement of additional information, under "Directors and Officers."


                       DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

          The Fund intends to qualify each year as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") so that it will not be liable for U.S. federal income taxes to the extent that its net investment income and net realized capital gains are distributed. The policy of the Fund is to distribute substantially all of its net investment income together with any net realized capital gains in December of each year. In addition, the Fund will distribute all net investment income earned through the end of November each year in the month of November.

          Special tax rules may apply in determining the income and gains that the Fund earns on its investments. These rules may affect the amount of distributions that the Fund pays to its shareholders.

          Shareholders of the Fund will automatically receive all income dividends and capital gains distributions in additional shares of the Fund at net asset value (as of the business date following the dividend record date).

          The Fund may be subject to foreign withholding taxes on income and gains from certain of their foreign securities. These taxes will, in turn, reduce the amount of distributions the Fund pays to shareholders. If the Fund purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), the Fund may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. If possible, the Fund will adopt strategies to avoid PFIC taxes and interest charges.

          If more than 50% in value of the total assets of the Fund are invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, shareholders will be required to include in their gross income their pro rata share of foreign taxes paid by the Fund. However, shareholders will be entitled to either deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

          It is  anticipated  that  either  none or only a small  portion of the distributions made by the Fund will qualify for the corporate dividends-received deduction because of the Fund's investment in foreign equity securities.

          Whether paid in cash or additional shares and regardless of the length of time the Fund's shares have been owned by shareholders who are subject to U.S. federal income taxes, distributions from long-term capital gains are taxable as such. Dividends from net investment income or net short-term capital gains will be taxable as ordinary income, whether received in cash or in additional shares. Dividends and distributions to a 401(k) plan accumulate free of federal income taxes. For those investors subject to tax, if purchases of shares of the Fund are made shortly before the record date for a dividend or capital gains distribution, a portion of the investment will be returned as a taxable distribution. Shareholders are notified annually by the Fund as to the U.S. federal tax status of dividends and distributions paid by the Fund.

          Dividends which are declared in October, November or December to shareholders of record in such a month, but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by the Fund and received by the shareholder on December 31 of the calendar year in which they are declared.

          The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares. Any loss incurred on the sale of the Fund's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

          In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund's shares.

          The Fund is required to withhold 31% of taxable dividends, capital gains distributions, and redemptions paid to shareholders who have not complied with IRS taxpayer identification regulations. You may avoid this withholding requirement by certifying on the account registration form your proper Taxpayer Identification Number and by certifying that you are not subject to backup withholding.

          The tax discussion set forth above is included for general information only. Prospective investors should consult their own tax advisers concerning the federal, state, local or foreign tax consequences of an investment in the Fund.


                                      PURCHASE OF SHARES

          Shares issued by the Fund are not registered under the Securities Act, which means that the Fund's shares may not be sold publicly. However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

          Investors may purchase shares of the Fund by first contacting the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment. All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

          Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the custodian, for the Account of Dimensional Emerging Markets Fund Inc. Additional investments also may be made through the wire procedure by first notifying the Advisor. Investors who wish to purchase shares of the Fund by check should send their check to Dimensional Emerging Markets Fund Inc., c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. The Chase Manhattan Bank serves as custodian for the Fund.

          Under certain circumstances, shares also may be purchased and sold by investors through securities firms which may charge a service fee or commission for such transactions. No such fee or commission is charged on shares which are purchased or redeemed directly from the Fund.

          Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

    In-Kind Purchases

          If accepted by the Fund, shares may be purchased in exchange for securities which are eligible for acquisition by the Fund or otherwise represented in its portfolio as described in this Part A or in exchange for local currencies in which such securities of the Fund are denominated. Purchases in exchange for securities will not be subject to a reimbursement fee. Securities and local currencies to be exchanged which are accepted by the Fund and Fund shares to be issued therefore will be valued as set forth under "VALUATION OF SHARES" at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor for wire instructions.

          The Fund will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Fund, the value of any such security (except U.S. Government Securities) being exchanged together with other securities of the same issuer owned by the Fund may not exceed 5% of the net assets of the Fund immediately after the transaction. The Fund will accept such securities for investment and not for resale.

          A gain or loss for federal income tax purposes will be realized by investors who are subject to federal taxation upon the exchange depending upon the cost of the securities or local currency exchanged. Investors interested in such exchanges should contact the Advisor.


                                     VALUATION OF SHARES

          The net asset value per share of the Fund is calculated as of the close of the NYSE by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund. The value of the shares of the Fund will fluctuate in relation to its own investment experience. Securities held by the Fund which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day or, if there is no such reported sale, such securities are valued at the mean between the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Unlisted securities for which market quotations are readily available are valued at the mean between the most recent bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) are determined in good faith at fair value in accordance with procedures adopted by the Board of Directors. The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the bid price for the dollar as quoted by generally recognized reliable sources.

          Provided that the Transfer Agent has received the investor's Account Registration Form in good order and the custodian has received the investor's payment, shares of the Fund will be priced at the public offering price calculated next after receipt of the investor's funds by the custodian. The Transfer Agent or the Fund may from time to time appoint a sub-transfer agent for the receipt of purchase orders and funds from certain investors. With respect to such investors, the shares of the Fund will be priced at the public offering price calculated after receipt of the purchase order by the sub-transfer agent. The only difference between a normal purchase and a purchase through a sub-transfer agent is that if the investor buys shares through a sub-transfer agent, the purchase price will be the public offering price next calculated after the sub-transfer agent receives the order, rather than on the day the custodian receives the investor's payment (provided that the Transfer Agent has received the investor's purchase order in good order). "Good order" with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PST) on the day of the purchase. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled, and such purchaser may be prohibited or restricted in the manner of placing further orders.

          To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities which is accrued daily. Securities which are traded OTC and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the OTC market. Other assets and securities for which quotations are not readily available will be valued in good faith at fair value using methods determined by the Board of Directors.

          Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. The values of foreign securities held by the Fund are determined as of such times for the purpose of computing the net asset value of the Fund. If events which materially affect the value of the investments of the Fund occur subsequent to the close of the securities market on which such securities are primarily traded, the investments affected thereby will be valued at "fair value" as described above.

          Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the valuation of the securities. For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains. As a result, the valuation of particular securities at any one time may depend materially upon the assumptions that the Fund makes at that time concerning the anticipated holding period for the securities. Absent special circumstances as determined by the Board of Directors, it is presently intended that the valuation of such securities will be based upon the assumption that they will be held for at least the amount of time necessary to avoid higher tax rates or penalties and currency repatriation restrictions. However, the use of such valuation standards will not prevent the Fund from selling such securities in a shorter period of time if the Advisor considers the earlier sale to be a more prudent course of action. Revision in valuation of those securities will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Fund.

          Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by the Fund are determined each day as of such close.

    Public Offering Price

          It is management's belief that payment of a reimbursement fee by each investor, which is used to defray significant costs associated with investing proceeds of the sale of the Fund's shares to such investors, will eliminate a dilutive effect such costs would otherwise have on the net asset value of shares held by existing investors. Therefore, the shares of the Fund are sold at an offering price which is equal to the current net asset value of such shares plus a reimbursement fee. The amount of the reimbursement fee represents management's estimate of the costs reasonably anticipated to be associated with the purchase of securities by the Fund and is paid to the Fund and used by it to defray such costs. Such costs include brokerage commissions on listed securities and imputed commissions on OTC securities. Reinvestments of dividends and capital gains distributions paid by the Fund and in-kind investments are not subject to a reimbursement fee. (See "In-Kind Purchases" and "DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES.") The Fund's shares are sold at an offering price which is equal to the current net asset value of such shares plus a reimbursement fee of 0.50% of such value of the shares of the Fund.


                                         DISTRIBUTION

          The Fund distributes its own shares of stock. It has, however, entered into an agreement with DFA Securities Inc., a wholly owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of shares by the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement.


                                      EXCHANGE OF SHARES

There is no exchange privilege between the Fund and any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.


                                     REDEMPTION OF SHARES

          Shares issued by the Fund are not registered under the Securities Act, which means that the Fund's shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

          Investors who desire to redeem shares of the Fund must first contact the Advisor at the telephone number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (1) after receipt of a written request for redemption in good order, by the Fund's Transfer Agent or (2) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent. "Good order" means that the request to redeem shares must include all necessary documentation, to be received in writing by the Advisor no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PST), including: the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or authorized representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, a guarantee of the signature of each registered owner by an eligible guarantor institution; and any other required supporting legal documents.

          Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form. The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder's own expense. If the proceeds are wired to the shareholder's account at a bank which is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder's bank account. The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders. No charge is made by the Fund for redemptions. The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. (See "PURCHASE OF SHARES.")

          Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.


          The Fund reserves the right to redeem a shareholder's account if the value of the shares in the Fund is $500 or less, whether because of redemptions, a decline in the Fund's net asset value per share or any other reason. Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days in advance of the redemption date. The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

          When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

                               GENERAL INFORMATION

          The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature.

          With respect to matters which require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares which they hold, except as otherwise required by applicable law. If liquidation of the Fund should occur, shareholders would be entitled to receive on a per class basis the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class. Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the Investment Company Act of 1940 or other applicable law. The Fund's bylaws provide that special meetings of its shareholders shall be called at the written consent of 10% of the shareholders. Such meeting may be called to consider any matter, including the removal of one or more directors. Shareholders will receive shareholder communications with respect to such matters as required by the Investment Company Act of 1940, including semi-annual and annual financial statements of the Fund, the latter being audited at least once each year.

          The Fund may disseminate reports of its investment performance from time to time. Investment performance is calculated on a total return basis; that is by including all net investment income and any realized and unrealized  net  capital  gains  or  losses  during  the  period  for  which investment performance is reported. If dividends or capital gains distributions have been paid during the relevant period the calculation of investment performance will include such dividends and capital gains distributions as though reinvested in shares of the Fund. Standard quotations of total return, which include deductions of any applicable reimbursement fees, are computed in accordance with SEC Guidelines and are presented whenever any non-standard quotations are disseminated to provide comparability to other investment companies. Non-standardized total return quotations may differ from the SEC Guideline computations by covering different time periods, excluding deduction of reimbursement fees charged to investors and paid to the Fund which would otherwise reduce return quotations. In all cases, disclosures are made when performance quotations differ from the SEC Guidelines which were established effective May 1, 1988. Performance data is based on historical earnings and is not intended to indicate future performance. Rates of return expressed on an annual basis will usually not equal the sum of returns expressed for consecutive interim periods due to the compounding of the interim yields. The Fund's annual report to shareholders for the fiscal year ended November 30, 1997 contains additional performance information. A copy of the annual report is available upon request and without charge.

          Rates of return expressed as a percentage of U.S. dollars will reflect applicable currency exchange rates at the beginning and ending dates of the investment periods presented. The return expressed in terms of U.S. dollars is the return one would achieve by investing dollars in the Fund at the beginning of the period and liquidating the investment in dollars at the end of the period. Hence, the return expressed as a percentage of U.S. dollars combines the investment performance of the Fund as well as the performance of the local currency or currencies of the Fund.

          As of August 31, 1998, 97.24% of the voting securities of the Fund were held by State Street Bank and Trust Company as Trustee of the BellSouth Master Pension Trust (the "Trust") and 2.76% of the voting securities of the Fund were held by Emerging Markets Value Portfolio of DFA Investment
    Dimensions Group Inc. The address of the Trust is 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. On account of the fact that this investor presently owns 97.24% of the outstanding voting securities of the Fund, it may be considered to be a controlling person of the Fund in accordance with applicable SEC rules. Under the Investment Company Act of 1940, an investor is presumed to control a registered investment company whenever the investor owns more than 25% of the outstanding voting securities of the company.

          On November 21, 1997, the shareholders of the Fund approved the Fund's conversion from a closed-end management investment company to an open-end management investment company registered with the SEC. The Fund commenced operations as an open-end company on November 26, 1997.

          Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part A. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

DIMENSIONAL EMERGING MARKETS FUND INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
Tel. No. (310) 395-8005

Investment Advisor
DIMENSIONAL FUND ADVISORS INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
Tel. No. (310) 395-8005

Custodian
THE CHASE MANHATTAN BANK
4 Chase Metrotech Center
Brooklyn, NY  11245

Transfer and Dividend Disbursing Agent
PFPC Inc.
400 Bellevue Parkway
Wilmington, DE  19809

Legal Counsel
STRADLEY, RONON, STEVENS & YOUNG, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098

Independent Accountants
PRICEWATERHOUSECOOPERS  LLP
2400 Eleven Penn Center
Philadelphia, PA  19103

                          DIMENSIONAL EMERGING MARKETS FUND INC.

                1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401
                                  Telephone: (310) 395-8005

                                            PART B

                             STATEMENT OF ADDITIONAL INFORMATION

                                     September ___, 1998

     Dimensional Emerging Markets Fund Inc. is a diversified, open-end management investment company. The investment objective of the Fund is to seek long-term capital growth through investment in "emerging market" equity securities.

        This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund's registration statement dated September __, 1998 ("Part A"), which can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number.

                                      TABLE OF CONTENTS

                                                                        Page


FUND CHARCTERISTICS AND POLICIES...........................................2

BROKERAGE COMMISSIONS............................................ .........2

INVESTMENT LIMITATIONS.....................................................3

FUTURES CONTRACTS..........................................................5

FEDERAL TAX TREATMENT OF FUTURES CONTRACTS AND
        SIMILAR POSITIONS..................................................6

DIRECTORS AND OFFICERS.....................................................7

ADMINISTRATIVE SERVICES...................................................10

OTHER INFORMATION.........................................................10

PRINCIPAL HOLDERS OF SECURITIES...........................................11

PURCHASE OF SHARES........................................................11

REDEMPTION OF SHARES......................................................11

CALCULATION OF PERFORMANCE DATA...........................................12

FINANCIAL STATEMENTS......................................................13

                              FUND CHARACTERISTICS AND POLICIES

        The following information supplements the information set forth in Part A under the caption "DIMENSIONAL EMERGING MARKETS FUND - Investment Objectives and Policies," "Fund Characteristics and Policies," and "Portfolio Structure."

        It is possible that the Fund might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Fund and the issuer would be deemed "affiliated persons" under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable. However, management does not anticipate that the Fund will include as much as 5% of the voting securities of any issuer.

        The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S. companies. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed-income stream (generally higher in yield than the income derived from a common stock but lower than that afforded by a non-convertible debenture), a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible debentures tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield, the Fund may be required to pay for a convertible debenture an amount in excess of the value of the underlying common stock. Common stock acquired by the Fund upon conversion of a convertible debenture will generally be held for so long as the Advisor anticipates such stock will provide the Fund with opportunities which are consistent with the Fund's investment objective and policies.

        For the fiscal year ended November 30, 1998, the portfolio turnover rate for the Fund is anticipated to be approximately 20%-90%, which reflects the purchase of value stocks and sale of non-value stocks. Generally, securities will be purchased with the expectation that they will be held for longer than one year.


                                    BROKERAGE COMMISSIONS

        For the fiscal years ending November 30, 1995, 1996 and 1997, the Fund paid brokerage commissions of $85,081, $14,699 and $560,478, respectively. The substantial increases or decreases in the amount of brokerage commissions paid by the Fund from year to year resulted from increases or decreases in the amount of securities that were bought and sold by the Fund.

        Portfolio transactions will be placed with a view to receiving the best price and execution. The Fund will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Fund to determine the effect that their trading has on the market prices of the securities in which they invest. The Advisor also checks the rate of commission being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who provide the Advisor with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services.

        During the 1997 fiscal year, the Fund did not pay any brokerage commissions for securities transactions to brokers which provided market price monitoring services, market studies and research services to the Fund.

        The investment management agreement permits the Advisor knowingly to pay commissions on these transactions which are greater than another broker might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the Fund. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.


                                    INVESTMENT LIMITATIONS

        The Fund has adopted certain limitations which may not be changed without the approval of a majority of the outstanding voting securities of the Fund. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

        The Fund will not:

        (1) invest in commodities or purchase or sell real estate (including limited partnership interests), although it may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign currency futures contracts and options and index futures contracts and options;

     (2) make loans of cash, except through the acquisition of publicly-traded debt securities and short-term money market instruments;

        (3) invest in the securities of any issuer (except obligations of the U.S. government and its instrumentalities) if, as a result, more than 5% of the Fund's total assets, at market, would be invested in the securities of such issuer, provided that this limitation applies only to 75% of the total assets of the Fund;

        (4) borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event, in excess of 33% of the Fund's net assets valued at market;

        (5) engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

     (6) invest for the purpose of exercising control over management of any company;

        (7) acquire any securities of companies within one industry if, as a result of such acquisition, more 7than 25% of the value of the Fund's total assets would be invested in securities of companies within such industry;

        (8) purchase securities on margin;

(9) as to 75% of the Fund's assets, acquire more than 10% of the voting securities of any issuer; or

        (10) issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

        The investment limitations described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

        Although (2) above prohibits cash loans, the Fund is authorized to lend portfolio securities.

        For purposes of (4) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on the Fund's behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Fund has no present intent to engage in any other types of borrowing transactions under this authority.

        Pursuant to Rule 144A under the 1933 Act, the Fund may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the Fund's 15% limitation on holdings of illiquid securities as described below. While maintaining oversight, the Board of Directors has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Directors and the Advisor will continue to monitor the liquidity of Rule 144A securities.
        As a non-fundamental policy, the Fund does not intend to invest more than 15% of its net assets in illiquid securities.

        The Fund may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract.

        Notwithstanding any of the above investment restrictions, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable. The Fund would "look through" any such vehicle to determine compliance with its investment restrictions.

        Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, "total assets" refers to the assets that the Fund owns, and does not include assets which the Fund does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the Fund will exclude from its total assets those assets which represent collateral received by the Fund for its securities lending transactions.

        Unless otherwise indicated, all limitations applicable to the Fund's investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of the Fund's assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund's total assets will not require the Fund to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.


                                      FUTURES CONTRACTS

        The Fund may enter into futures contracts and options on futures contracts. The Fund may enter into futures contracts and options on future contracts only for the purpose of remaining fully invested and to maintain liquidity to pay redemptions.

        Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Fund will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange and brokers may establish margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Fund. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Fund expects to earn income on its margin deposits. To the extent that the Fund invests in futures contracts and options thereon for other than bona fide hedging purposes, the Fund will not enter into such transactions if, immediately thereafter, the sum of the amount of initial margin deposits and premiums paid for open futures options would exceed 5% of the Fund's total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions of the SEC, the Fund may be required to maintain segregated accounts consisting of liquid assets, (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.

        Positions in futures contracts may be closed out only on an exchange which provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to continue to make variation margin deposits. In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                                   FEDERAL TAX TREATMENT OF
                           FUTURES CONTRACTS AND SIMILAR POSITIONS

        The investment by the Fund in futures contracts and options on futures contracts is subject to many complex and special tax rules. The treatment by the Fund of certain futures and forward contracts is generally governed by Section 1256 of the Code. These "Section 1256" positions generally include listed options on futures contracts, regulated futures contracts and certain foreign currency contracts and options thereon.

        Absent a tax election to the contrary, each such Section 1256 position held by the Fund will be marked-to-market (i.e., treated as if it were sold for fair market value) on the last business day of the Fund's fiscal year, and all gain or loss associated with fiscal year transactions and marked-to-market positions at fiscal year end (except certain currency gain or loss covered by
Section 988 of the Code) will generally be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. The effect of Section 1256 mark-to-market rules may be to accelerate income or to convert what otherwise would have been long-term capital gains into short-term capital gains or short-term capital losses into long-term capital losses within the Fund. The acceleration of income on Section 1256 positions may require the Fund to accrue taxable income without the corresponding receipt of cash. In order to generate cash to satisfy the distribution requirements of the Code, the Fund may be required to dispose of portfolio securities that it otherwise would have continued to hold or to use cash flows from other sources such as the sale of the Fund's shares. In these ways, any or all of these rules may affect both the amount, character and timing of income distributed to shareholders by the Fund.

        The Taxpayer Relief Act of 1997 has added new provisions for dealing with transactions that are generally called "Constructive Sale Transactions." Under these rules, the Fund must recognize gain (but not loss) on any constructive sale of an appreciated financial position in stock, a partnership interest or certain debt instruments. The Fund will generally be treated as making a constructive sale when it: 1) enters into a short sale on the same property, 2) enters into an offsetting notional principal contract, or 3) enters into a futures or forward contract to deliver the same or substantially similar property. Other transactions (including certain financial instruments called collars) will be treated as constructive sales as provided in Treasury regulations to be published. There are also certain exceptions that apply for transactions that are closed before the end of the 30th day after the close of the taxable year.


                                    DIRECTORS AND OFFICERS

        The names, addresses and dates of birth of the directors and officers of the Fund and a brief statement of their present positions and principal occupations during the past five years is set forth below.

Directors

     DavidG. Booth*, (12/2/46), Director, President and Chairman-Chief Executive Officer, Santa Monica, CA. President, Chairman-Chief Executive Officer and Director, Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, Dimensional Investment Group Inc. (registered investment company) and DFA Investment Dimensions Group Inc. (registered investment company). Trustee, President and Chairman-Chief Executive Officer of The DFA Investment Trust Company. Chairman and Director, Dimensional Fund Advisors Ltd.

     George M. Constantinides, (9/22/47), Director, Chicago, IL. Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago.
Trustee, The DFA Investment Trust Company. Director, Dimensional Investment Group Inc. and DFA Investment Dimensions Group Inc.

     John P. Gould, (1/19/39), Director, Chicago, IL. Steven G. Rothmeier Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago. Trustee, The DFA Investment Trust Company and First Prairie Funds (registered investment company). Director, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and Harbor Investment Advisors. Executive Vice President, Lexecon Inc. (economics, law, strategy and finance consulting).

     Roger G. Ibbotson, (5/27/43), Director, New Haven, CT. Professor in Practice of Finance, Yale School of Management. Trustee, The DFA Investment Trust Company. Director, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc., Hospital Fund, Inc. (investment management services) and BIRR Portfolio Analysis, Inc. (software products). Chairman and President, Ibbotson Associates, Inc. (software, data, publishing and consulting).

     Merton H. Miller, (5/16/23), Director, Chicago, IL. Robert R. McCormick Distinguished Service Professor Emeritus, Graduate School of Business, University of Chicago. Trustee, The DFA Investment Trust Company. Director, Dimensional Investment Group Inc. and DFA Investment Dimensions Group Inc. Public Director, Chicago Mercantile Exchange.

     Myron S. Scholes, (7/1/41), Director, Greenwich, CT. Limited Partner, Long-Term Capital Management L.P. (money manager). Frank E. Buck Professor
Emeritus of Finance, Graduate School of Business and Professor of Law, Law School, Senior Research Fellow, Hoover Institution, (all) Stanford University. Trustee, The DFA Investment Trust Company. Director, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc., Benham Capital Management Group of Investment Companies and Smith Breeden Group of Investment Companies.

     Rex A. Sinquefield*, (9/7/44), Director, Chairman-Chief Investment Officer, Santa Monica, CA. Chairman-Chief Investment Officer and Director, Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, Dimensional Investment Group Inc. and DFA Investment Dimensions Group Inc. Trustee, Chairman-Chief Investment Officer of The DFA Investment Trust Company. Chairman, Chief Executive Officer and Director, Dimensional Fund Advisors Ltd.


* Interested Director of the Fund.

Officers

        Each of the officers listed below hold the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, Dimensional Investment Group Inc., The DFA Investment Trust Company, Dimensional Fund Advisors Ltd., and DFA Investment Dimensions Group Inc.

        Arthur Barlow, (11/7/55), Vice President, Santa Monica, CA.

     Truman Clark, (4/8/41), Vice President, Santa Monica, CA. Consultant until October 1995 and Principal and Manager of Product Development, Wells Fargo Nikko Investment Advisors, San Francisco, CA from 1990-1994.

     Maureen Connors, (11/17/36), Vice President and Assistant Secretary, Santa Monica, CA.

        Robert Deere, (10/8/57), Vice President, Santa Monica, CA.

     Irene R. Diamant, (7/16/50), Vice President and Secretary (for all entities other than Dimensional Fund Advisors Ltd.), Santa Monica, CA. Richard Eustice, (8/5/65), Vice President and Assistant Secretary, Santa Monica, CA.

        Eugene Fama, Jr., (1/21/61), Vice President, Santa Monica, CA.

     Kamyab Hashemi-Nejad, (1/22/61), Vice President, Controller and Assistant Treasurer, Santa Monica, CA.

     Stephen P. Manus, (12/26/50), Vice President, Santa Monica, CA. Managing Director, ANB Investment Management and Trust Company 1985-1993; President, ANB Investment Management and Trust Company 1993-1997.

        Karen McGinley, (3/10/66), Vice President, Santa Monica, CA.

     Catherine L. Newell, (5/7/64), Vice President and Assistant Secretary (for all entities other than Dimensional Fund Advisors Ltd.), Santa Monica, CA. Associate, Morrison & Foerster LLP 1989-1996.

        David Plecha, (10/26/61), Vice President, Santa Monica, CA.

        George Sands, (2/8/56), Vice President, Santa Monica, CA.

     Michael T. Scardina, (10/12/55), Vice President, Chief Financial Officer and Treasurer, Santa Monica, CA.

     Jeanne C. Sinquefield, Ph.D., (12/2/46), Executive Vice President, Santa Monica, CA.

        Scott Thornton, (3/1/63), Vice President, Santa Monica, CA.

     Weston Wellington, (3/1/51), Vice President, Santa Monica, CA. Director of Research, LPL Financial Services, Inc., Boston, MA 1989-1994.

        Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

        No director or officer currently owns shares of the Fund.

        Set forth below is a table listing, for each director entitled to receive compensation, the compensation received from the Fund during the fiscal year ended November 30, 1997, and the total compensation received from all four registered investment companies for which the Advisor serves as investment advisor during that same fiscal year.

                           Aggregate           Total Compensation from
                          Compensation                   Fund
Director                    from Fund            and Fund Complex
--------                 ----------------------------------------
George M. Constantinides     $ 5,000                   $ 30,000
John P. Gould                $ 5,000                   $ 30,000
Roger G. Ibbotson            $ 5,000                   $ 30,000
Merton H. Miller             $ 5,000                   $ 30,000
Myron S. Scholes             $ 5,000                   $ 30,000


                                   ADMINISTRATIVE SERVICES

        PFPC Inc. ("PFPC") serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PFPC are subject to supervision by the executive officers and the Board of Directors of the Fund, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with its custodian, and transfer and dividend disbursing agency services. For its services, the Fund pays PFPC annual fees which are set forth below:

 .1230% of the first $300 million of net assets .0615% of the next $300 million of net assets .0410% of the next $250 million of net assets .0205% of the net assets over $850 million

The Fund is subject to a $75,000 per year minimum fee. PFPC has agreed to limit the minimum fee for the Fund from time to time.


                                      OTHER INFORMATION

        For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund. For the fiscal years ending November 30, 1995, 1996 and 1997, the Fund paid management fees to the Advisor for its services of $145,564, $173,017 and $203,976, respectively.

        The Chase Manhattan Bank, N.A., the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund's portfolio securities.

        PricewaterhouseCoopers LLP, the Fund's independent accountants, audits the Fund's financial statements on an annual basis.

                               PRINCIPAL HOLDERS OF SECURITIES

        As of August 31, 1998, the following persons beneficially owned 5% or more of the outstanding securities of the Fund:

        BellSouth Corporation Master Pension Trust            97.24%
        155 Peachtree Street N.E.
        Atlanta, GA  30309


                                      PURCHASE OF SHARES

        The following information supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

        The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange ("NYSE") is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Fund will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

        The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.


                                     REDEMPTION OF SHARES

        The following information supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

        The Fund may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the NYSE is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the SEC may permit.

                               CALCULATION OF PERFORMANCE DATA

        Following are quotations of the annualized percentage total returns over the one-, five-, and ten-year periods (or fractional portion thereof) ended November 30, 1997, using the standardized method of calculation required by the SEC, which is net of the cost of the current reimbursement fee charged to investors and paid to the Fund. A reimbursement fee of 0.50% has been in effect from the inception of the Fund.

          One Year*                    Five Years*                   Ten Years
                                         (57 mos.)
            1.46                           11.36                         n/a

    * Prior to November 26, 1997, the Fund was a closed-end investment company; performance figures include the period during which the Fund operated as a closed-end company and the Fund may incur additional expenses as an open-end company. Performance figures also reflect that, until September 30, 1997, it was the Fund's policy to attempt to own shares of companies whose overall share of the Approved Markets total public capitalization was at least in the upper 40% of such capitalization, and could be as large as 75%.

        As the following formula indicates, the average annual total return is determined by finding the average annual compounded rates of return over the stated time period that would equate a hypothetical initial purchase order of $1,000 to its redeemable value (including capital appreciation/depreciation and dividends and distributions paid and reinvested less any fees charged to a shareholder account) at the end of the stated time period. The calculation assumes that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

           P(1 + T)n = ERV

where:

        P = a hypothetical initial payment of $1,000

        T = average annual total return

        n = number of years

        ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-, five-, and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

        The Fund may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations which track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of the Fund may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to the Fund or to the Advisor, should be considered in light of the Fund's investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.



                                     FINANCIAL STATEMENTS

The audited financial statements and financial highlights of the Fund for its fiscal year ended November 30, 1997, as set forth in the Fund's annual report to shareholders, and the report thereon of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), independent accountants, also appearing therein, and the unaudited financial information for the period ended May 31, 1998, as set forth in the Fund's semi-annual report to shareholders, are incorporated herein by reference.

    A shareholder may obtain a copy of the report, upon request and without charge, by contacting the Fund at the address or telephone number appearing on the cover of the statement of additional information.

                              DIMENSIONAL EMERGING MARKETS, INC.

                                            PART C
                                      OTHER INFORMATION

Item 24.       Financial Statements and Exhibits.
               (a)    Financial Statements.
                      Part A:  Not Applicable.
                      Part B:
                      (1)    Schedule of Investments*
                      (2) Statement of Assets and Liabilities* (3) Statement of Operations* (4) Statement of Changes in Net Assets* (5) Financial Highlights* (6) Notes to Financial Statements*
                      (7) Report of Independent Accountants*

               (b)    Exhibits.
                      (1)    Copies of the charter, as now in effect.
                             (a) Articles of Amendment and Restatement dated November 21, 1997.
                                    Incorporated herein by reference to:
                                    Filing:  Post-Effective Amendment No. 6 to
                                             the Registrant's Registration
                                             Statement on Form N-1A.
                                    File No.:      811-7440.
                                    Filing Date:   November 26, 1997.

                      (2) Copies of the existing bylaws or instruments corresponding thereto.
                             By-Laws of the Registrant as approved through December 18, 1997.
                             Incorporated herein by reference to:
                             Filing: Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form
                                     N-1A.
                             File No.:     811-7440.
                             Filing Date:  March 30, 1998.

                      (3) Copies of any voting trust agreement with respect to more than 5 percent of any class of equity securities of the Registrant. Not applicable.

                      (4) Copies of all instruments defining the rights of holders of the securities being registered including where applicable, the relevant portion of the articles or incorporation or bylaws of the Registrant. (a) No specimen securities are issued on behalf of the
                             Registrant.

                             (b) Relevant portion of Articles of Amendment and Restatement dated November 21, 1997.
                                    See Article Fifth.
                                    Incorporated herein by reference to:
                                    Filing:   Post-Effective Amendment No. 6 to
                                              the Registrant's Registration
                                              Statement on Form N-1A.
                                    File No.:      811-7440.
                                    Filing Date:   November 26, 1997.

                             (c)    Relevant portion of By-Laws.
                                    [To be filed by amendment].
        --------------------
        * Audited financial statements of DIMENSIONAL EMERGING MARKETS FUND INC. (the "Registrant") are contained with the Registrant's Annual Report to Shareholders dated November 30, 1997, and were also filed electronically on February 5, 1998 via the Securities and Exchange Commission's EDGAR system pursuant to Rule 30b2-1 under the Investment Company Act of 1940 and are herein incorporated by reference into PART B, the Statement of Additional Information .

               Unaudited financial statements of the Registrant are contained with the Registrant's Semi-Annual Report to Shareholders dated May 31, 1998, and were also filed electronically on August ___, 1998 via the Securities and Exchange Commission's EDGAR system pursuant to Rule
        30b2-1 under the Investment Company Act of 1940 and are herein incorporated by reference into PART B, the Statement of Additional Information.

                      (5) Copies of all investment advisory contracts relating to the management of the assets of the Registrant. Investment Management Agreement between the Registrant and Dimensional Fund Advisors
                             Inc. ("DFA")dated November 26, 1997.
                             Incorporated herein by reference to:
                             Filing: Post-Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A.
                             File No.:      811-7440.
                             Filing Date:   November 26, 1997.

                      (6) Copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers.
                             Not applicable.

                      (7) Copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of directors or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof.
                             Not applicable.

                      (8) Copies of all custodian agreements and depository contracts under Section 17(f) of the 1940 Act [15 U.S.C. 80a 17(f)] with respect to securities and similar investments of the Registrant, including the schedule of remuneration.
                             Agreement between the Registrant and The Chase Manhattan Bank.
                             Incorporated herein by reference to:
                             Filing: Post-Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A.
                             File No.:       811-7440.
                             Filing Date:    March 30, 1998.

                      (9) Copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part at or after the date of filing the Registration Statement.

                             (a) FORM OF Transfer Agency Agreement between the Registrant and PFPC Inc.
                                    Incorporated herein by reference to:
                                    Filing:  Post-Effective Amendment No. 7 to
                                             the Registrant's Registration
                                             Statement on Form N-1A.
                                    File No.:      811-7440.
                                    Filing Date:   March 30, 1998.

                                    1.  Amendment No. 1 to Transfer Agency
                                        Agreement.
                                        Incorporated herein by reference to:
                                        Filing:       Post-Effective Amendment
                                                      No. 7 to the Registrant's
                                        Registration Statement on Form N-1A.
                                        File No.:     811-7440.
                                        Filing Date:   March 30, 2998

                             (b)    FORM OF Administration and Accounting
                                    Services Agreement between the Registrant
                                    and PFPC Inc.
                                    Incorporated herein by reference to:
                                    Filing:      Post-Effective Amendment
                                                 No. 7 to the Registrant's
                                                 Registration Statement on
                                                 Form N-1A.
                                    File No.:    811-7440.
                                    Filing Date: March 30, 1998.

                      (10) An opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable. Not applicable.

                      (11) Copies of any other opinions, appraisals or rulings and consents to the use, thereof relied on in the preparation of this Registration Statement and required by Section 7 of the 1933 Act [15 U.S.C. 77g].
                             Consent of PriceWaterhouseCoopers LLP is electronically filed herewith as Exhibit EX-99.B11.

                      (12) All financial statements omitted from Item 23. Not applicable.

                      (13) Copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters of initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling.

                             Incorporated  herein by reference to:

                             Filing:        Post-Effective Amendment No. __ to
                                            the Registrant's Registration
                                            Statement on Form N-1A.
                             File No.:      811-7440.
                             Filing Date:   January 19, 1993.

                      (14) Copies of the model plan used with establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith.
                             Not applicable.

                      (15) Copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan.
                             Not applicable.

                      (16)   Schedule  for   computation  of  each   performance
                             quotation provided in the Registration Statement in response to Item 22 (which need not be audited). Not applicable.

                      (17) Electronic Filers. A Financial Data Schedule meeting the requirements of rule 483 under the Securities Act of 1933 (ss.230.483 of this chapter).
                             (a) Financial Data  Schedules  dated May
                                 31, 1998 are electronically filed herewith as Exhibits EX-27.

                             (b) Financial Data Schedules  dated November 30,
                                 1997 are electronically filed herewith as Exhibits EX-27.

                      (18) Copies of any plan entered into by Registrant pursuant to Rule 18f-3 under the 1940 Act, any agreement with any person relating to the implementation of a plan, any amendment to a plan or agreement, and a copy of the portion of the minutes of a meeting of the Registrant's directors describing any action taken to revoke a plan.
                             Not Applicable.

                      (19) Powers-of-Attorney.
                             Power-of-Attorney dated July 18, 1997, appointing David G.Booth, Rex A. Sinquefield, Michael T. Scardina, Irene R.Diamant, Catherine L. Newell and Stephen W. Kline, Esq. as attorney-in-fact for the Registrant and certified resolution relating thereto.
                             Incorporated herein by reference to:
                             Filing: Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form N-1A.
                             File No.: 811-7440.
                             Filing Date: November 26, 1997.

Item 25.       Persons Controlled by or Under Common Control with Registrant.
               None.

Item 26.       Number of Holders of Securities.
               (1)                                 (2)
                                                   Number of Record
                                                   Holders as of
                Title of Class                     August 31, 1998
               (Par Value $.01)

               Dimensional Emerging Markets
                      Fund Shares                  1

Item 27.       Indemnification.
               Reference is made to Article Seventh of the Registrant's Articles of Amendment and Restatement and Article 5, Section 5.08 of the Registrant's Bylaw, which are incorporated herein by reference.

               The Articles and Bylaws of Registrant provide for indemnification of officers and directors to the full extent permitted by the General Laws of the State of Maryland. Registrant's charter provides that the directors and officers shall not be personally liable to the Registrant or its stockholders for money damages, except as otherwise required under the Investment Company Act of 1940.

               Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

               "Insofar as indemnification for liability arising under the Securities Act of 1933, (the "Act"), may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
               Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

Item 28.       Business and Other Connections of the Investment Advisor.
               ---------------------------------------------------------
               Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies. For additional information, please see "Management of the Fund" in PART A of this Registration Statement.
               Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor's Form ADV filed with the Commission (File No. 801-16283) which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 29.       Principal Underwriters.
               Names of investment companies for which the Registrant's principal underwriter also acts as principal underwriter.
               (a)    Not applicable.
               (b)    Registrant distributes its own shares. It has entered into an agreement with DFA Securities Inc. which provides that DFA Securities Inc., 1299 Ocean Avenue, 11th Floor, Santa
                      Monica, California 90401, will supervise the sale of Registrant's shares.
               (c) Not applicable.

 Item 30.      Location of Accounts and Records
               The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

               Name                                       Address
               Dimensional Emerging Markets Fund Inc.     1299 Ocean Avenue
                                                          11th Floor
                                                          Santa Monica, CA 90401

               PFPC Inc.                                  400 Bellevue Parkway
                                                          Wilmington, DE  19809

               The Chase Manhattan Bank                 4 Chase MetroTech Center
                                                        Brooklyn, NY 11245

Item 31.       Management Services.
               None.

Item 32.       Undertakings.
               Not applicable.

                                          SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica and the State of California on the 18th day of September, 1998.

                      DIMENSIONAL EMERGING MARKETS FUND INC.
                                   (Registrant)

                             By:    David G. Booth*
                                    David G. Booth
                                    President and Chairman
                                    Chief Executive Officer
                                            (Signature and Title)

        *By:   Catherine L. Newell
               Catherine L. Newell
               Attorney-in-Fact (Pursuant to a Power of Attorney)

                               EXHIBIT INDEX


  N-1A                 EDGAR
  EXHIBIT NO.          EXHIBIT NO.     DESCRIPTION
  24(b)(11)            EX-99.B11       Consent of PricewaterhouseCoopers L.L.P

  24(b)(17)            EX-27.          Financial Data Schedules dated
                                       May 31, 1998.

  24(b)(17)            EX-27           Financial Data Schedules dated
                                       November 30, 1997.